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                                                                   EXHIBIT 10.37

                                 March 12, 1997



Ribozyme Pharmaceuticals, Inc.
2950 Wilderness Place
Boulder, CO  80301

Attn:    Mr. Larry Bullock

         Re:     LETTER AGREEMENT CONCERNING EXTENSION OF CURRENT LEASE

Dear Mr. Bullock:

         The parties to this letter agreement are AERO-TECH INVESTMENTS, a Colorado general partnership ("Aero-Tech") and Ribozyme Pharmaceuticals, Inc., a Delaware corporation ("RPI"). This letter also refers to a related party known as Wilderness Place Holdings LLC, a Colorado limited liability company ("WPH").

         RPI and Aero-Tech are parties to that certain Lease dated May 20, 1992 consisting of 29 pages, which has attached thereto a "Lease Information Summary" of seven pages, an Exhibit A which is a floor plan identifying the demised premises, an Exhibit B which is a description of certain improvements to be installed as more particularly described in the Lease, an Exhibit C entitled "Building Rules and Regulations" of three pages, an Exhibit C-1 entitled "Special Rules and Regulations Regarding Animals" of one page, and a one-page Exhibit D entitled "High Voltage Electrical Equipment of Tenant" (hereinafter referred to as the "Lease"). The Lease has been amended by that certain "Amendment of Lease" dated March 23, 1995 and that certain "Amendment of Lease" dated June 23, 1995. The Lease has also been amended by that certain Agreement between RPI and Aero-Tech dated March 27, 1995 ("Side Agreement"). The Lease, as amended by each of the above-referenced documents, is hereinafter referred to as the "Amended Lease." The Amended Lease was assigned by RPI, as the tenant thereunder, to WPH. WPH, in turn, then subleased the Leased Premises back to RPI. This transaction was accomplished by that certain Lease and Sublease Agreement dated April 4, 1995 between WPH and RPI. Aero-Tech consented to the subleasing transaction described above in that certain "Consent to Assignment and 'Lease and Sublease'; and Amendment of Lease" by and between Aero-Tech, RPI and WPH dated April 4, 1995. As referred to herein, the "Amended Lease" shall specifically include those amendments contained in the above-referenced Consent. The above- referenced Consent executed by Aero-Tech shall hereinafter be referred to as the "Consent Agreement." All other capitalized terms used in this letter agreement, but not otherwise defined herein, shall have the meanings ascribed to such terms by the Amended Lease and/or the Consent Agreement.





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         Aero-Tech and RPI now desire to provide for further amendment of the
Amended Lease with the approval of WPH. This letter agreement is entered into by Aero-Tech, RPI and WPH to provide for certain amendments to the terms and conditions of the Amended Lease as set forth herein.

         NOW, THEREFORE, in consideration of the premises, the respective promises and covenants set forth herein, the consideration currently set forth in the Amended Lease and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Aero-Tech, RPI and WPH agree as follows:

         1. Exercise of First Option to Extend. Notwithstanding any term, condition or provision contained within the Amended Lease, WPH shall be and is hereby deemed to have extended the Lease pursuant to that certain Option to Extend contained in Section 13(a) of the Lease Information Summary attached to the Amended Lease. As a result of the exercise of this option by WPH, the Term of the Amended Lease shall be extended and the Term Expiration Date thereof shall be and is hereby amended to read "June 30, 2002."

         2. Exercise of Second Option to Extend. The Side Agreement between RPI and Aero-Tech contains (in Section 2 thereof), an option for RPI to extend the Amended Lease for a "Second Extended Term." Notwithstanding any term or provision contained within the Amended Lease, RPI has and shall be considered hereby to have exercised, in writing, RPI's option to extend the Amended Lease for the Second Extended Term. RPI acknowledges that RPI shall be bound by all terms and conditions of the Amended Lease with respect to the Second Extended Term as set forth in the Side Agreement. RPI further acknowledges that, in accordance with the specific terms and conditions of the Side Agreement, no uncured event of default, and no event or condition which, with the giving of notice or the passage of time or both, would constitute an event or condition of default, shall exist under the Amended Lease upon the date of commencement of the Second Extended Term. If such an event of default exists at any time within 6 months prior to the date of commencement of the Second Extended Term, Aero-Tech shall not be required to allow RPI to continue occupancy of the Leased Premises during the Second Extended Term and the Amended Lease shall then expire and terminate under its own terms and conditions. (As used in the previous sentence, the term "Amended Lease" shall be deemed to include any and all amendments to the original Lease, including those amendments set forth in this letter agreement and any other Lease amendments executed by the parties to the Lease or the Amended Lease prior to the commencement of the Second Extended Term.) Notwithstanding any term or condition contained in the Side Agreement and/or the Amended Lease, the Base Rent for the Second Extended Term shall be equal to the greater of the then-current monthly rent under the terms and conditions of the Amended Lease or the Market Rent as defined in the Side Agreement. Base Rent shall continue to be escalated by the CPI Index pursuant to the terms and conditions set forth in the Amended Lease.







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         3.      WPH Reassignment.  RPI hereby agrees to satisfy, in full, its financial obligations to WPH and to cause WPH to assign the Amended Lease to RPI (making RPI the sole and only tenant under the terms and conditions of the Amended Lease) on or before March 31, 1999. WPH, in turn, agrees, upon full satisfaction of RPI's financial obligations to WPH, to fully assign the Amended Lease to RPI in accordance with the terms and conditions contained in the Lease and Sublease Agreement between RPI and WPH. RPI hereby acknowledges that the terms and conditions set forth in this paragraph of the letter agreement are material consideration for and a primary inducement of Aero-Tech to enter into the terms and conditions of this letter agreement. Default by RPI hereunder shall specifically exclude, at the option of Aero-Tech, RPI's continued occupancy of the Leased Premises during the Second Extended Term and shall be considered a material default by RPI under the terms and conditions of the Amended Lease.

         RPI's Agreement to Leave Certain Lab Fixtures and Equipment in the Leased Premises Upon any Vacation Thereof. Section 5.03 of the Amended Lease states that all additions to or improvements of the Leased Premises, whether of Building Standard Improvements or Tenant Extra Improvements, shall become the property of Landlord upon installation and shall be surrendered to Landlord upon termination of the Amended Lease by lapse of time or otherwise, subject to Tenant's rights of removal with respect thereto as provided in Section 5.08 of the Amended Lease, unless Landlord has otherwise agreed in writing to allow some or all of the Tenant Extra Improvements to remain the property of Tenant prior to installation thereof. Section 5.08 of the Amended Lease, among other things, allows Tenant to remove "movable equipment or furniture" owned by Tenant upon the expiration or other termination of the Amended Lease if Tenant repairs all damage caused to the Leased Premises or the Project by such removal. RPI and Aero-Tech hereby agree that if Aero- Tech elects, any and all of the following items shall be and are hereby considered to be the "property of Landlord" and shall specifically not be considered to be "movable equipment or furniture owned by Tenant" all laboratory structures, fixtures and items necessary for the Leased Premises to remain a usable, operational lab facility including but not limited to all lab fixtures, air handling equipment, all roof installations, exhaust fans, generators, boilers, sinks, fume hoods, casements, cabinetry, circulating fans and associated equipment. "Moveable equipment or furniture owned by Tenant" shall include but not be limited to office furniture and equipment, portable equipment, NMR, synthisizers, portable water purification equipment, laminar flow hoods, portable manufacturing equipment, computer equipment and other portable personal property of the business.

Each of the above-referenced " Property of Landlord" items shall at the sole option of the Landlord become the property of Landlord and shall be surrendered to Landlord upon the termination or other expiration of this Amended Lease by lapse of time or otherwise. RPI hereby agrees that all items surrendered to Landlord pursuant to the terms and conditions of the Amended Lease shall be free and clear of all liens or, in the alternative, RPI shall, at the time of such expiration or other termination, make arrangements satisfactory to Aero-Tech to service any outstanding debt with respect to such items. Each of the terms and conditions within the Amended Lease referring to the above-referenced items shall be and is hereby amended as more particularly set forth herein. Any term or condition contained in






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paragraph IV of this letter, which are inconsistent with the existing conditions of Section 5.03 of the Ammended Lease shall be deemed to control.

         4. RPI's Waiver of Rights to Take Additional Space. RPI hereby waives all existing rights of RPI to negotiate to take more space contained within the Amended Lease; including but not limited to those rights set forth in Section 15 of the Lease Information Summary and in Section 12 of the Consent Agreement. RPI hereby acknowledges and agrees that RPI has no current rights, after the effective date of this letter agreement, to negotiate to take more space anywhere on the Project 5Intentionally Ommitted

         5. Binding Effect. Aero-Tech and RPI hereby agree that the terms and conditions contained within this letter agreement shall be effective immediately and shall be binding upon and inure to the benefit of both Aero-Tech and RPI whether or not this letter agreement is executed by WPH. In the event that this letter agreement is not executed (for any reason) by WPH, RPI and Aero-Tech hereby agree that the terms and conditions contained herein shall bind only Aero-Tech and RPI and shall be effective whether or not RPI is assigned the Amended Lease by WPH or, in the alternative, RPI, under any manner or circumstances, becoming the sole tenant pursuant to the Amended Lease in accordance with the terms hereof. If WPH does not execute this letter agreement, the terms and conditions hereof shall become binding upon Aero-Tech and RPI contemporaneously with any act or action causing RPI to become the sole tenant under the terms and conditions of the Amended Lease.

         6.      Miscellaneous.

                 (a) Each reference to the term "Lease" and/or "Amended Lease" contained in any document referenced herein shall be and is hereby modified to include the Amended Lease, as amended hereby.

                 (b) Except as expressly modified or amended herein, the terms and conditions of the Amended Lease shall remain unmodified and in full force and effect, and are hereby ratified and reconfirmed by the parties hereto.

                 (c) The terms and conditions contained in this letter agreement shall be construed in accordance with the laws of the State of Colorado.

                 (d) This letter agreement may be executed in counterparts, each of which when taken together shall constitute the original instrument. Facsimile signatures shall be acceptable to bind any party hereto.





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         If you agree to be bound by and acknowledge the terms and conditions contained within this letter agreement, please indicate your acceptance and acknowledgment thereof in the signature blocks provided below. After execution, please immediately forward conformed originals of this letter agreement to Aero-Tech via facsimile transmission and personal delivery.

                                        Very truly yours,

                                        Landlord:

                                        AERO-TECH INVESTMENTS


                                        By: /s/ Alan Clamon
                                            ---------------
                                        Name Printed
                                        Title: Alan Clamon, Partner
                                               --------------------

         Agreed to, acknowledged and accepted this 13 day of March, 1997.

                                        Tenant:

                                        RIBOZYME PHARMACEUTICALS, INC.



(SEAL)                                  By:  /s/ Lawrence Bullock
                                             -----------------------

                                        Name Printed: Lawrence E. Bullock
                                                      -------------------

                                        Title: V.P. Finance & Admin, CFO
                                               -------------------------


                                        WILDERNESS PLACE HOLDINGS LLC


                                        By:_______________________________

                                        Name Printed:______________________

                                        Title:______________________________